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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-46619, Form S-3 No. 33-81212, Form S-3 No. 33-92032, Form S-3
No. 33-92978, Form S-3 No. 333-4880, Form S-8 No. 333-13779, Form S-8 No.
333-17959, Form S-8 No. 333-24405 and Form S-8 No. 333-26561) of Norris
Communications, Inc. and in the related Prospectuses of our Report of Independent Auditors dated June 2, 1998 (except as to Note 18[b] which is as of June 12, 1998), with respect to the consolidated financial statements of Norris Communications, Inc. and subsidiary included in the Annual Report (Form 10-KSB) for the year ended March 31, 1998.





Vancouver, Canada,
June 25, 1998.                                        /s/ ERNST & YOUNG
                                                      Chartered Accountants